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                                                                     EXHIBIT 1.1

                                13,000,000 Shares

                                 GREY WOLF, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                  March 30, 2000

Johnson Rice & Company, L.L.C.
639 Loyola Avenue
Suite 2775
New Orleans, Louisiana   70113

Dear Sirs:

                  Grey Wolf, Inc., a Texas corporation (the "Company"), proposes to issue and sell 13,000,000 shares (the "Stock") of the Company's common stock, par value $0.10 per share (the "Common Stock"). This agreement (this "Agreement") is to confirm the agreement concerning the purchase of the Stock from the Company by Johnson Rice & Company, L.L.C. (the "Underwriters").

                  1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees with the Underwriter that:

                  (a) A registration statement (No. 333-86949) on Form S-3 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. If the Company does not propose to amend such Registration Statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement have been delivered by the Company to you as the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time. The registration statement, as amended at its Effective Time, and the form of prospectus as included in the registration statement ("prospectus") and the prospectus supplement relating to the Stock as filed with the Commission pursuant and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act (whether or not such prospectus supplement is required to be filed with the Commission by the Company pursuant to the Securities Act), including all material incorporated or deemed to be incorporated by reference in such prospectus or prospectus supplement is hereinafter referred to as the ("Prospectus Supplement"), including all



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         information deemed to be a part of the registration statement as of the
         Effective Time pursuant to the General Instructions of Form S-3, is hereinafter referred to as the "Registration Statement."

                  (b) At the Effective Time, and of the date hereof, the Registration Statement conformed in all respects to the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Registration Statement conforms and, at the time of filing of the Prospectus Supplement pursuant to Rule 424(b), the Registration Statement and the Prospectus Supplement will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus Supplement or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement which is not described or filed as required.

                  (c) The documents incorporated by reference in the Registration Statement, at the time they became effective or were filed with the Commission conformed in all material respects to the requirements of the Securities Act and the Exchange Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statements, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").



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                  (e) Each subsidiary of the Company (as defined in Section 15)
         has been duly incorporated or formed, as applicable, and is an existing entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus, and each subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

                  (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding capital stock or other equity interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except as may exist or arise under the Company's CIT Credit Facility described in the Prospectus.

                  (g) The Stock and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Stock has been delivered and paid for in accordance with this Agreement on the Delivery Date (as defined below), the Stock will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Stock.

                  (h) KPMG LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Registration Statement and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and Rules and Regulations.

                  (i) The conditions for the Company's use of Form S-3, as set forth in the general instructions to such form, have been satisfied.

                  (j) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offer and sale of the Stock.

                  (k) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement, except where the failure to so include such securities in the Registration Statement would not have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

                  (l) The Company's outstanding Common Stock is listed on the American Stock Exchange (the "AMEX"), and the Stock will be, on or before the Delivery Date, approved for listing on the AMEX, subject to official notice of issuance.



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                  (m) No consent, approval, authorization, or order of, or
         filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Stock by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                  (n) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, except, in each such case, for such breaches, violations or defaults as would not have a Material Adverse Effect.

                  (o) This Agreement has been duly authorized, executed and delivered by the Company.

                  (p) Except as disclosed in the Prospectus or as would not have a Material Adverse Effect, the Company and its subsidiaries have good and indefeasible title to all real properties and good and marketable title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions other than those that would not have a Material Adverse Effect.

                  (q) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except where the failure to have obtained the same would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (r) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                  (s) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them with only such exception as would not have a Material Adverse Effect, and have not received any notice of infringement of or conflict



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         with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (t) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending governmental investigation which might lead to such a claim.

                  (u) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Stock; and no such actions, suits or proceedings are to the Company's knowledge, threatened or contemplated.

                  (v) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (w) The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (x) DI Energy, Inc., Grey Wolf International, Inc., Grey Wolf Holdings Company, Grey Wolf LLC, Grey Wolf Drilling Company L.P. and Murco Drilling Corp. are the Company's only subsidiaries with domestic operations.

                  2. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriter and the Underwriter, agrees to purchase from the Company 13,000,000 shares of Stock, at a purchase price of $4.00 per share of the Stock.



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                  The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  3. Offering of Stock by the Underwriter.

                  The Underwriter proposes to purchase from the Company and reoffer the Stock for sale upon the terms and conditions set forth in the Prospectus Supplement.

                  4. Delivery of and Payment for the Stock. Delivery of the Stock shall be made at the office of Porter & Hedges, L.L.P., 700 Louisiana, Suite 3500, Houston, Texas 77002 at 10:00 A.M., local time, on April 4, 2000 or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver or cause to be delivered the Stock through the facilities of the Depository Trust Company ("DTC") for the account of the Underwriter, against payment of the purchase price therefor by wire transfer in Federal (same day) funds to Southwest Bank of Texas, N.A., ABA No. 113011258, Account Number of Grey Wolf 327-379.

                  5. Further Agreements of the Company. The Company covenants and agrees:

                  (a) To prepare the Prospectus Supplement in a form reasonably approved by the Underwriter and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus Supplement prior to the last Delivery Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order, or of any order preventing or suspending the use of any prospectus or the Prospectus Supplement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the prospectus or for additional information; and, in the event of the issuance of any stop order or other such order, to use promptly its best efforts to obtain its withdrawal;

                  (b) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment



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         thereto (in each case excluding exhibits) and (ii) the Prospectus
         Supplement and any amended or supplemented prospectus and (iii) any document incorporated by reference in the Registration Statement (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus Supplement would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus Supplement is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus Supplement or to file under the Exchange Act any document incorporated by reference in the Registration Statement in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (c) To file promptly with the Commission any amendment to the Registration Statement or the prospectus or any supplement to the prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

                  (d) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which shall not be unreasonably withheld, conditioned or delayed;

                  (e) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (f) For a period of one year following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the AMEX or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws and to furnish to whomever you may direct such information as may be required so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith



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         the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not currently so subject;

                  (h) For a period of 14 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or
         (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case, without the prior written consent of the Underwriter; and to cause each executive officer and director of the Company to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than pursuant to currently outstanding options, warrants or rights) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 14 days from the date of the Prospectus, without the prior written consent of the Underwriter;

                  (i) To apply for the inclusion of the Stock on the AMEX and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the Delivery Date;

                  (j) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the prospectus in all material respects; and

                  (k) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the Rules and Regulations.

                  6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs (including, without limitation, all registration and filing fees and fees and expenses of the Company's accountants) incident to the preparation, printing and filing under the



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Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the prospectus and Prospectus Supplement and any amendment or supplement to the foregoing or any document incorporated by reference into any of the foregoing, all as provided in this Agreement; (d) any applicable listing or other fees; (e) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in
Section 5(g) and (f) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this
Section 6 and in Section 11, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which it may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

                  7. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus Supplement shall have been timely filed with the Commission in accordance with Section 5(a); prior to the Delivery Date no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in your opinion or in the opinion of your counsel, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Porter & Hedges, L.L.P. shall have furnished to the Underwriter their written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in substantially the form of Exhibit I:

                  (e) The Underwriter shall have received from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Underwriter, such opinion or



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         opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) On the Delivery Date, the Underwriter shall have received from KPMG LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (g) [RESERVED.]

                  (h) [RESERVED.]

                  (i) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chairman of the Board or its President and its chief financial officer stating that:

                                    (i) The representations, warranties and
                           agreements of the Company in Section 1 are true and correct as of such Delivery Date in all material respects; the Company has complied with all its agreements contained herein; and the conditions set forth in Section 7(a) and 7(j) have been fulfilled; and

                                    (ii) They have carefully examined the
                           Registration Statement, the prospectus and Prospectus Supplement and, in their opinion (A) as of the Effective Date, the Registration Statement and prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the prospectus, except as have been set forth in the Prospectus Supplement. There has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                  (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financials incorporated by reference in the Prospectus



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         Supplement any loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (k) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended for more than a combined period of four hours during a single trading day, (ii) a banking moratorium shall have been declared by federal or state authorities or (iii) there shall have been a declaration of a national emergency or war by the United States.

                  (l) The AMEX shall have approved the Stock for inclusion, subject only to official notice of issuance.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriter and to counsel for the Underwriter.

                  8. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless the Underwriter its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the prospectus or the Prospectus Supplement, (ii) the omission or alleged omission to state in the Registration Statement, the prospectus or the Prospectus Supplement, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or

         (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that such loss, claim, damage or liability results from the failure or alleged failure by the Underwriter to deliver a prospectus and Prospectus Supplement as required by the Securities Act, or if it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

                  (b) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Prospectus Supplement, the Registration Statement or the prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Prospectus Supplement, the Registration Statement or the prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and those officers, employees and controlling persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company; provided, however, that the Company shall not be responsible for more than one separate counsel for all indemnified parties combined. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on one hand and the Underwriter on the other shall be deemed to be in the same proposition as (i) the total proceeds received by the Company from the sale of the Stock before expenses bear to the (ii) profits, if any, received by the Underwriter during the period beginning on the Delivery Date and ending 14 business days thereafter from the initial resales of the Stock in at-the-market transactions calculated as the difference between (a) the net proceeds received by the Underwriter for such resales and (b) the aggregate purchase price for the Stock resold. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 8(e) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriter set forth on the cover page of the Prospectus Supplement and in the "Underwriting" section of the Prospectus Supplement are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

                  9. [RESERVED.]

                  10. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 7(j) or 7(k), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

                  11. Reimbursement of Underwriter's Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.

                  12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113; Attention:
         E. Douglas Johnson (Fax: 504-566-0742);

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: David Wehlmann (Fax:
         713-435-6170).

                  13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       GREY WOLF, INC.



                                       By /s/ DAVID W. WEHLMANN
                                         ---------------------------------------
                                         David W. Wehlmann
                                         Senior Vice President and
                                         Chief Financial Officer


Accepted:

Johnson Rice & Company, L.L.C.
639 Loyola Avenue
Suite 2775
New Orleans, Louisiana   70113


By: /s/ GREGORY L. MINOR
   -----------------------------
    Authorized Representative

                       EXHIBIT I TO UNDERWRITING AGREEMENT


                                 April ___, 2000



Johnson Rice & Company L.L.C.
639 Loyola Avenue, #2775
New Orleans, Louisiana 70113

Gentlemen:

         We have acted as counsel for Grey Wolf, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") relating to the Company's common stock, par value $.10 per share (the "Securities") and other securities which may be offered by the Company from time to time pursuant to Rule 415 under the Act. This opinion is being delivered to you at the request of the Company pursuant to Section 7(d) of the Underwriting Agreement dated March ___, 2000 (the "Underwriting Agreement") by and among the Company and Johnson Rice & Company L.L.C., (the "Underwriter"). Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.

         In this capacity, we have examined signed copies of (i) the Registration Statement on Form S-3 filed by the Company with the Commission under the Act on September 10, 1999 (File No. 333- 86949); (ii) Amendment Number 1 to the Registration Statement filed with the Commission on October 6, 1999;
(iii) the prospectus; and (iv) the Prospectus Supplement. The Registration Statement as amended at the time it became effective is herein referred to as the "Registration Statement," the prospectus dated October 6, 1999 and the Prospectus Supplement dated March ___, 2000, in the forms filed with the Commission pursuant to Rule 424(b) of the published rules and regulations of the Commission under the Act are herein collectively referred to as the "Prospectus Supplement." We have also examined: the Underwriting Agreement; the articles of incorporation and bylaws of the Company and each Domestic Subsidiary (as defined herein); corporate minutes and resolutions of the Company as presented to us; and such other agreements and instruments of the Company and certificates of officers of the Company and each Domestic Subsidiary with respect to factual matters and of public officials as we believe necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

         Based upon all of the foregoing, and subject to the qualifications and assumptions noted below, we are of the opinion that:

         (1) The Company and each Domestic Subsidiary has been duly incorporated or formed and is validly existing and in good standing under the laws of its state of organization and has the requisite power and authority to carry on its business as described in the Prospectus Supplement. The Company and each Domestic Subsidiary is duly qualified and is in good standing as a foreign entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (2) The Stock and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, and non-assessable. All equity interests and outstanding shares of capital stock of each Domestic Subsidiary have been duly authorized and validly issued. The Stock conforms in all material respects to the description thereof contained in the Prospectus Supplement. The shareholders of the Company have no preemptive rights under Texas law or, to the best of our knowledge, similar rights with respect to the Stock. All of the issued capital stock and the equity interests of each Domestic Subsidiary is owned of record (and to the best of our knowledge, beneficially) by the Company, directly or through wholly-owned subsidiaries. The issued and outstanding capital stock and the equity interests of each Domestic Subsidiary is, to the best of our knowledge, free and clear of any liens, encumbrances and defects, except as may exist or arise under the Company's Bank Credit Facility.

         (3) The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (4) No consent, approval, authorization or order of or filing with any United States federal or state court or governmental agency or body is required in connection with the purchase and distribution of the Stock by the Underwriters, except as have been obtained under the Act (except we express no opinion with respect to the state securities or Blue Sky laws).

         (5) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated therein by the Company do not and will not conflict with or constitute a breach or violation of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws of the Company or any Domestic Subsidiary or, to the best of our knowledge, any agreement, or instrument known to us that is material to the Company and its respective subsidiaries, taken as a whole, to which the Company or any Domestic Subsidiary is a party or by which the Company, or any Domestic Subsidiary or their respective property is bound, or violate or conflict with any applicable judgment, order or decree of any United States federal or state court, or any other domestic governmental body or agency known to us to be applicable to the Company or its subsidiaries.

         (6) The Registration Statement has become effective under the Act, and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

         (7) The Registration Statement at the time it was declared effective complied, and the Prospectus Supplement will comply, as to form in all material respects with the Act, except for financial statements and schedules and other financial or statistical data contained or incorporated by reference therein as to which we express no opinion.

         (8) The Underwriting Agreement has been duly authorized by all necessary corporate action, executed and delivered by the Company.

         We note that, although certain portions of the Registration Statement and the Prospectus Supplement (including financial statements and schedules, and related data) have been included therein on the authority of "experts" within the meaning of the Act, we are not "experts" within the meaning of the Act with respect to any portion of the Registration Statement. However, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus Supplements were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus Supplement on the basis of the foregoing (relying as to materiality to a large extent upon statements of officers and other representatives of the Company), nothing has come to our attention that has led us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus Supplement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         It is specifically understood that we express no opinion or belief herein with respect to the financial statements and schedules and other financial, or statistical data included in the Registration Statement and Prospectus or any amendments or supplements thereto.

         As used in this opinion, the words "to our knowledge", "known to us", or words of similar import mean that, during the course of our representation of the Company, no information has come to the attention of the attorneys of this firm who have devoted substantive attention to the transactions described herein which would give such attorneys actual knowledge that the opinions expressed are factually incorrect. The term "Domestic Subsidiary" as used herein includes each of DI Energy, Inc., Grey Wolf International, Inc., Grey Wolf Holdings Company, Grey Wolf LLC, Grey Wolf Drilling Company L.P. and Murco Drilling Corp. Except as described herein, we have not undertaken any independent factual investigation for the purpose of rendering an opinion which is expressed to be to our knowledge.

         Our opinions expressed herein are limited in all respects to the laws of the state of Texas and the United States federal law insofar as it is applicable. This opinion is being delivered to you for your sole use and benefit in connection with the transaction above, and may not be relied upon by any other person, except with our prior written consent.


                                                     Very truly yours,



                                                     PORTER & HEDGES, L.L.P.